Director	  Filing Status	  Form  # Transaction
Enrique Arzac		Late	Form 4	    2
James Cattano		Late	Form 4	    2
Steven Rappaport	Late	Form 4	    2
Terry Bovarnick		Late	Form 4	    1
Lawrence Fox		Late	Form 4	    1